Exhibit 8.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
United States of America

T: +1 312 782 0600
March 19, 2026	F: +1 312 701 7711
mayerbrown.com

World Omni Auto Leasing LLC
World Omni LT
250 Jim Moran Blvd.
Deerfield Beach, Florida 33442

Re:	World Omni Auto Leasing LLC and World Omni LT
Registration Statement on Form SF-3
Registration Nos. 333-289150 and 333-289150-01

Ladies and Gentlemen:

We have acted as special federal tax counsel to World Omni Auto Leasing LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the offering of the Class A-1 Asset-backed Notes, Class A-2a Asset-backed Notes, Class A-2b Asset-backed Notes, Class A-3 Asset-backed Notes, Class A-4 Asset-backed Notes and Class B Asset-backed Notes (collectively, the “Offered Notes”) and the issuance of the Class C Asset-backed Notes (together with the Offered Notes, the “Notes”) described in the final prospectus dated March 17, 2026 (the “Prospectus”), which has been filed with the Commission pursuant to Rule 424(b)(5) under the Act. As described in the Prospectus, the Notes will be issued by World Omni Automobile Lease Securitization Trust 2026-A (the “Trust”), which was formed by the Company pursuant to a trust agreement (the “Trust Agreement”) between the Company, as depositor, and U.S. Bank Trust National Association, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) among the Trust, The Bank of New York Mellon Trust Company, N.A., as indenture trustee and as account bank. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Prospectus.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Prospectus and the forms of the Trust Agreement, the Indenture and other documents prepared in connection with the issuance of the Offered Notes (collectively, the “Operative Documents”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership) and Tauil & Chequer Advogados (a Brazilian law partnership).

World Omni Auto Leasing LLC

World Omni LT

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the statements, to the extent that they constitute matters of law or legal conclusions with respect thereto relating to United States federal income tax matters, set forth in the Prospectus under the headings “Summary of Terms—Tax Status” and “Material U.S. Federal Income Tax Consequences,” to the extent such statements expressly state our opinions or state that our opinion has been or will be provided as to the Offered Notes, we hereby confirm and adopt the opinions set forth therein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Sincerely,

/s/ Mayer Brown LLP
Mayer Brown LLP